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EX-99.12(B)
Consent of Sutherland Asbill & Brennan LLP

Sutherland                                        1275 Pennsylvania Avenue, N.W.
Asbill &                                            Washington, D.C. 20004-2415
Brennan LLP                                                         202.383.0100
                                                                fax 202.637.3593
ATTORNEYS AT LAW                                                 4www.sablaw.com

Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com

                                       April 28, 2003

The Management Committee
TIAA Separate Account VA-1
730 Third Avenue
New York, New York 10017-3206

                   Re:    TIAA Separate Account VA-1
                          Teachers Insurance and Annuity
                          Association of America
                          (File Nos. 33-79124 and 811-8520)

Ladies and Gentlemen:

                  We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of post-effective amendment No. 9 to the above-captioned registration statement on Form N-3. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                     Sincerely,

                                     SUTHERLAND ASBILL & BRENNAN LLP

                                     By: /s/ Steven B. Boehm
                                         -------------------------

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